Exhibit No. 99

News Release
Media Line: (410) 470-7433
www.constellation.com

Media Contacts:	Claire Buchan
Debra Larsson
(410) 470-7433

Investor Contact:	Carim Khouzami
(410) 470-6440

Constellation Energy Reports Second Quarter 2010 Results

• Solid second quarter results

• 2010 and 2011 earnings guidance reaffirmed

BALTIMORE, July 28, 2010 - Constellation Energy (NYSE: CEG) today reported adjusted earnings of $0.71 per share for the second quarter of 2010, compared with adjusted earnings of $1.08 per share in the same period last year.  Adjusted earnings exclude the cumulative effects of changes in accounting principles, discontinued operations and special items (which are defined as significant items that are not related to the company’s ongoing, underlying business or which distort comparability of results).  On a Generally Accepted Accounting Principles (GAAP) basis, Constellation Energy reported earnings of $0.36 per share in the second quarter of 2010, compared with earnings of $0.04 per share in the second quarter of 2009.

Constellation Energy reaffirmed its 2010 earnings guidance range of $3.05 to $3.45 per share and its 2011 guidance range of $3.25 to $3.65 per share.

“The positive outlook for our NewEnergy and Generation businesses and the strength of our balance sheet position Constellation Energy for long-term growth,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “Our wholesale load serving operations had a successful quarter, winning new, profitable business and taking advantage of opportunities to purchase existing load contracts from other companies at attractive returns. Our retail load serving operations also experienced a strong sales quarter, meeting or exceeding our plan for volume, realized gross margin and equity returns,” Shattuck said.

“The Generation segment performed in line with expectations and we continued to deliver on our strategy to increase generating capacity in key markets, adding more than 1,800 megawatts to our diversified portfolio. During the quarter, we completed the purchase of two 550-megawatt gas plants in Texas and our Hillabee gas-fired combined cycle plant in Alabama began commercial operations,” Shattuck said. “The long-term profitability outlook for our generation fleet also improved in the quarter as a result of improving forward power prices and better-than-expected capacity prices within the MAAC region.

“In May, Baltimore Gas and Electric Company (BGE), our regulated utility, filed an electric and gas distribution rate case with the Maryland Public Service Commission (PSC), marking the first such combined case in 17 years. Proceedings are under way and we anticipate the PSC will conclude its review by the end of this year,” Shattuck said.

The following table summarizes adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provides a reconciliation to total company reported earnings.

	Three Months Ended June 30,
	2010			2009
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
EARNINGS (LOSS) PER COMMON SHARE	EPS*	EPS		EPS*	EPS
Baltimore Gas and Electric	$0.07	$0.07		$0.06	$0.06
NewEnergy	0.21	0.21		(0.31)	0.66	(2)
Generation	0.08	0.43	(1)	0.31	0.37	(3)
Other	—	—		(0.02)	(0.01	)(4)
Diluted Earnings (Loss) Per Share	$0.36	$0.71		$0.04	$1.08

* Unaudited.

Reported GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of amortization of the Constellation Energy Nuclear Group, LLC (CENG) joint venture basis difference of $0.18 per share, addition of economic value of CENG power purchase agreement (PPA) amortization of $0.14 per share, addition of losses on UniStar Nuclear Energy (UniStar) of $0.02 per share and addition of credit facility amendment fees incurred in connection with the EDF transaction of $0.01 per share.

(2) Addition of net losses from operations being divested of $0.62 per share, addition of impairment losses and other costs of $0.32 per share, addition of merger termination and other strategic alternative costs of $0.02 per share and addition of workforce reduction costs of $0.01 per share.

(3) Addition of merger termination and other strategic alternative costs of $0.02 per share, addition of impairment losses and other costs of $0.02 per share and addition of losses on UniStar of $0.02 per share.

(4) Addition of impairment losses and other costs of $0.01 per share.

	Six Months Ended June 30,
	2010			2009
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
EARNINGS (LOSS) PER COMMON SHARE	EPS*	EPS		EPS*	EPS
Baltimore Gas and Electric	$0.37	$0.39	(1)	$0.47	$0.47
NewEnergy	0.74	0.75	(2)	(1.55)	0.50	(5)
Generation	0.21	0.99	(3)	0.52	0.87	(6)
Other	(0.01)	0.01	(4)	(0.02)	(0.01	)(7)
Diluted Earnings (Loss) Per Share	$1.31	$2.14		$(0.58)	$1.83

* Unaudited.

Reported GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of deferred income tax expense associated with Medicare Part D prescription drug subsidies of $0.02 per share.

(2) Addition of credit facility amendment fees incurred in connection with the EDF transaction of $0.01 per share.

(3) Addition of amortization of the CENG joint venture basis difference of $0.31 per share, addition of economic value of CENG PPA amortization of $0.27 per share, addition of loss due to early retirement of 7.00% Notes due April 1, 2012, of $0.15 per share, addition of losses on UniStar of $0.03 per share and addition of credit facility amendment fees incurred in connection with the EDF transaction of $0.02 per share.

(4) Addition of deferred income tax expense associated with Medicare Part D prescription drug subsidies of $0.02 per share.

(5) Addition of net losses from operations being divested of $1.55 per share, addition of impairment losses and other costs of $0.36 per share, addition of merger termination and other strategic alternative costs of $0.11 per share and addition of workforce reduction costs of $0.03 per share.

(6) Addition of merger termination and other strategic alternative costs of $0.17 per share, addition of impairment losses and other costs of $0.15 per share and addition of losses on UniStar of $0.03 per share.

(7) Addition of impairment losses and other costs of $0.01 per share.

BGE

BGE reported adjusted earnings of $0.07 per share in the second quarter of 2010, compared with $0.06 per share in the second quarter of 2009. The increase in adjusted earnings per share is largely attributable to improved customer collections in 2010 compared with 2009.

Generation

The Generation segment reported adjusted earnings of $0.43 per share in the second quarter of 2010, compared with adjusted earnings of $0.37 per share in the second quarter of 2009.  The increase in adjusted earnings includes a $0.14 per share benefit realized in the second quarter of 2010 from the PPA with CENG and reduced interest expense, offset, in part, by the effect of the sale of a 49.99 percent interest in Constellation Energy’s nuclear business to EDF Group in November 2009.

NewEnergy

The NewEnergy segment reported adjusted earnings of $0.21 per share in the second quarter of 2010, compared with second quarter 2009 adjusted earnings of $0.66 per share. As the company reported last year, the 2009 second quarter results for NewEnergy benefited from the sale of a wholesale contract, which returned liquidity and accelerated earnings by $0.29 per share in that quarter. The rest of the year-over-year change is primarily the result of the company’s previously announced restructuring of our wholesale energy operations, resulting in lower overall volumes.

Financial Statements

The June 30, 2010, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations and special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods, since it excludes the impact of items such as impairment losses, workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items has been material to our operating results computed in accordance with GAAP.  Our earnings guidance excludes the results of the UniStar Nuclear Energy joint venture and any impact from the operations and divestiture of our international commodities and Houston-based gas trading operations, in addition to any other special items that may occur.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

Constellation Energy plans to file its Form 10-Q for the three months ended June 30, 2010, on or about Aug. 6, 2010.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call July 28, 2010

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on July 28, 2010, to review the results.  Analysts, investors, media and the public may participate by dialing in shortly before 8:30 a.m. using the following information:

U.S. — (888) 455-2894

International — (773) 681-5899

Password — ENERGY

A replay will be available approximately one hour after the end of the call by dialing (866) 395-4270 or (203) 369-0482 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s website (www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call. The call will be recorded and archived on the site.

About Constellation Energy

Constellation Energy (www.constellation.com) is a leading supplier of energy products and services to wholesale and retail electric and natural gas customers. It owns a diversified fleet of generating units located in the United States and Canada, totaling approximately 9,000 megawatts of generating capacity, and is among the leaders pursuing the development of new nuclear plants in the United States. The company delivers electricity and natural gas through Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. A FORTUNE 500 company headquartered in Baltimore, Constellation Energy had revenues of $15.6 billion in 2009.

Addendum — Amounts Excluded to Arrive at Adjusted EPS

	Quarter Ended June 30, 2010
	After-Tax Income
	(Expense) Impact
	($ millions)	(Per Share)

CENG Joint Venture:
Amortization of Basis Difference	$37.0	$0.18
Transaction-Related Costs	2.9	0.01

UniStar Nuclear Energy Results	2.7	0.02

Total Special Items Excluding CENG PPA Amortization	42.6	0.21

CENG PPA Amortization	29.1	0.14

Total Special Items	$71.7	$0.35

CENG Joint Venture

•                  Amortization of Basis Difference - We have a basis difference of approximately $3.9 billion between the initial carrying value of our investment in CENG and our underlying equity in CENG.  This basis difference was caused by the requirement to record our investment in CENG at fair value at closing, while CENG’s assets and liabilities retained their carrying value.  We are amortizing this basis difference over the respective useful lives of the assets of CENG or as those assets impact the earnings of CENG.

•                  Transaction-Related Costs - In the second quarter, we continued to record the amortization of credit facility amendment fees associated with closing the EDF transaction.

UniStar Nuclear Energy Results

Consistent with our 2010 earnings guidance, we have excluded the operating results from UniStar Nuclear Energy, as it remains in a development stage.

CENG PPA Amortization

Based on energy prices at the time of the closing of the EDF transaction, we recorded an approximately $0.8 billion “Unamortized energy contract asset” for the value of our PPA with CENG, and CENG recorded an approximately ($0.8) billion “Unamortized energy contract liability.”  Both entities are amortizing these amounts in 2010 and 2011, with the total net economic value to be realized by us in the form of lower purchased power costs equal to approximately $0.4 billion as a result of our 50.01 percent ownership interest in CENG.  During the second quarter of 2010, we realized approximately $47.7 million pre-tax in economic value relating to the amortization of the PPA with CENG.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$2,559.2	$3,097.3	$5,077.4	$6,209.6
Regulated electric revenues	651.1	655.7	1,402.4	1,462.5
Regulated gas revenues	99.6	111.1	416.7	495.4
Total revenues	3,309.9	3,864.1	6,896.5	8,167.5

Expenses
Fuel and purchased energy expenses	2,267.7	2,631.6	4,629.8	5,904.8
Fuel and purchased energy expenses from affiliate	222.1	—	420.6	—
Operating expenses	413.7	561.2	810.1	1,142.9
Merger termination and strategic alternatives costs	—	4.0	—	46.3
Impairment losses and other costs	—	67.2	—	95.8
Workforce reduction costs	—	0.4	—	11.2
Depreciation, depletion, and amortization	125.3	148.9	256.7	297.5
Accretion of asset retirement obligations	0.4	18.2	0.9	36.1
Taxes other than income taxes	65.6	72.4	132.4	150.3
Total expenses	3,094.8	3,503.9	6,250.5	7,684.9
Equity Investment Losses	(33.5)	—	(54.2)	—
Net Gain (Loss) on Divestitures	0.3	(129.6)	5.2	(464.1)
Income from Operations	181.9	230.6	597.0	18.5
Other Expense	(8.9)	(15.0)	(31.2)	(71.3)
Fixed Charges
Interest expense	60.4	106.1	181.9	221.2
Interest capitalized and allowance for borrowed funds used during construction	(8.7)	(21.6)	(24.3)	(43.2)
Total fixed charges	51.7	84.5	157.6	178.0
Income (Loss) from Continuing Operations Before Income Taxes	121.3	131.1	408.2	(230.8)
Income Tax Expense (Benefit)	37.5	102.8	133.1	(139.4)
Net Income (Loss)	83.8	28.3	275.1	(91.4)
Less: Net Income Attributable to Noncontrolling Interests and BGE Preference Stock Dividends	11.2	20.2	11.0	24.0
Net Income (Loss) Applicable to Common Stock	$72.6	$8.1	$264.1	$(115.4)

Average Shares of Common Stock Outstanding - Basic	200.8	199.2	200.6	198.9
Average Shares of Common Stock Outstanding - Diluted	202.6	200.0	202.2	198.9

Earnings (Loss) Per Common Share - Basic	$0.36	$0.04	$1.32	$(0.58)

Earnings (Loss) Per Common Share - Diluted	$0.36	$0.04	$1.31	$(0.58)

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2010	2009
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,603.2	$3,440.0
Accounts receivable (net of allowance for uncollectibles of $71.4 and $80.4, respectively)	1,933.1	1,778.2
Accounts receivable — consolidated variable interest entities (net of allowance for uncollectibles of $87.5 and $80.2, respectively)	239.2	359.4
Fuel stocks	356.6	314.9
Materials and supplies	101.7	93.3
Derivative assets	558.2	639.1
Unamortized energy contract assets (includes $382.0 and $371.3, respectively, related to CENG)	447.7	436.5
Restricted cash	2.0	2.7
Restricted cash — consolidated variable interest entities	73.9	24.3
Deferred income taxes	88.0	127.9
Other	166.1	244.4
Total current assets	5,569.7	7,460.7
Investments And Other Noncurrent Assets
Investment in CENG	5,164.8	5,222.9
Other investments	399.7	424.3
Regulatory assets (net)	386.7	414.4
Goodwill	25.5	25.5
Derivative assets	550.2	633.9
Unamortized energy contract assets (includes $210.4 and $400.9, respectively, related to CENG)	372.1	604.7
Other	254.4	304.2
Total investments and other noncurrent assets	7,153.4	7,629.9
Property, Plant And Equipment
Nonregulated property, plant and equipment	6,278.4	5,784.6
Regulated property, plant and equipment	6,915.3	6,749.9
Accumulated depreciation	(4,207.4)	(4,080.7)
Net property, plant and equipment	8,986.3	8,453.8
Total Assets	$21,709.4	$23,544.4

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$29.0	$46.0
Current portion of long-term debt	—	0.4
Current portion of long-term debt — consolidated variable interest entities	58.1	56.5
Accounts payable	987.6	916.3
Accounts payable — consolidated variable interest entities	152.7	234.2
Derivative liabilities	621.6	632.6
Unamortized energy contract liabilities	249.9	390.1
Accrued taxes	55.3	877.3
Accrued expenses	275.2	409.8
Other	388.8	477.5
Total current liabilities	2,818.2	4,040.7
Deferred Credits And Other Noncurrent Liabilities
Deferred income taxes	3,185.1	3,205.5
Asset retirement obligations	30.4	29.3
Derivative liabilities	633.0	674.1
Unamortized energy contract liabilities	472.5	653.7
Defined benefit obligations	734.9	743.9
Deferred investment tax credits	29.8	32.0
Other	345.8	388.8
Total deferred credits and other noncurrent liabilities	5,431.5	5,727.3
Long-Term Debt
Long-term debt, net of current portion	3,765.4	4,359.6
Long-term debt, net of current portion — consolidated variable interest entities	424.7	454.4
Equity
Common shareholders’ equity:
Common stock	3,284.8	3,229.6
Retained earnings	6,614.5	6,461.0
Accumulated other comprehensive loss	(878.4)	(993.5)
Total common shareholders’ equity	9,020.9	8,697.1
BGE preference stock not subject to mandatory redemption	190.0	190.0
Noncontrolling interests	58.7	75.3
Total equity	9,269.6	8,962.4
Total Liabilities And Equity	$21,709.4	$23,544.4

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Generation Operating Statistics (Unaudited)

	Six Months Ended June 30,
			Oil &	Hydro &
	Nuclear *	Coal	Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2010	47.0	41.1	5.9	3.7	2.3	100.0
2009	64.7	31.0	0.7	2.0	1.6	100.0

Thousands of MWH
2010	7,380	6,458	926	582	361	15,707
2009	15,860	7,609	165	502	382	24,518

* Nuclear statistics shown as 100% owned prior to November 6, 2009 and 50.01% subsequently due to the formation of the CENG joint venture.

Utility Operating Statistics (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

ELECTRIC
Revenues (In Millions)
Residential	$430.0	$423.4	$960.1	$983.1
Commercial
Excluding Delivery Service Only	117.4	129.3	242.3	281.3
Delivery Service Only	61.6	60.6	119.9	117.8
Industrial
Excluding Delivery Service Only	7.4	7.7	15.2	15.7
Delivery Service Only	6.8	7.7	13.1	14.2
System Sales	623.2	628.7	1,350.6	1,412.1
Other	27.9	27.0	51.8	50.4
Total	$651.1	$655.7	$1,402.4	$1,462.5

Distribution Volumes (In Thousands) - MWH
Residential	3,089	2,677	6,745	6,311
Commercial
Excluding Delivery Service Only	920	947	1,891	1,992
Delivery Service Only	3,120	2,916	6,049	5,737
Industrial
Excluding Delivery Service Only	70	69	140	136
Delivery Service Only	693	737	1,333	1,392
Total	7,892	7,346	16,158	15,568

GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$56.0	$57.4	$254.4	$309.2
Delivery Service Only	3.8	3.6	12.1	11.1
Commercial
Excluding Delivery Service Only	13.7	15.2	66.6	88.6
Delivery Service Only	7.7	8.1	22.0	22.7
Industrial
Excluding Delivery Service Only	0.6	0.6	3.2	4.6
Delivery Service Only	3.5	3.1	8.3	7.5
System Sales	85.3	88.0	366.6	443.7
Off-System Sales	12.7	21.8	45.7	50.6
Other	2.4	1.9	6.1	4.3
Total	$100.4	$111.7	$418.4	$498.6

Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	3,802	4,303	22,591	23,624
Delivery Service Only	453	458	2,786	2,591
Commercial
Excluding Delivery Service Only	1,328	1,594	7,092	7,889
Delivery Service Only	3,896	4,661	13,081	15,035
Industrial
Excluding Delivery Service Only	65	74	367	429
Delivery Service Only	5,413	4,964	11,694	10,194
System Sales	14,957	16,054	57,611	59,762
Off-System Sales	2,709	5,530	7,753	10,733
Total	17,666	21,584	65,364	70,495

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating and Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	377	503	2,843	3,058
- Normal	528	527	2,949	2,951
Cooling Degree Days - Actual	393	215	394	217
- Normal	236	235	240	238

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Six Months Ended
	June 30,
	2010	2009

Effective Tax Rate	32.6%	60.4%

Equity Investment In Nonregulated Businesses — End of Period (In Millions)	$7,007.3	$1,936.6

Equity Investment In Regulated Business — End of Period (In Millions)	$2,013.6	$1,595.3

Common Stock Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Common Stock Dividends - Per Share
—Declared	$0.2400	$0.2400	$0.4800	$0.4800
—Paid	$0.2400	$0.2400	$0.4800	$0.7175

Market Value Per Share
—High	$38.73	$28.05	$38.73	$28.05
—Low	$32.09	$20.18	$31.08	$15.05
—Close	$32.25	$26.58	$32.25	$26.58

Shares Outstanding - End of Period (In Millions)	201.9	200.5	201.9	200.5

Book Value per Share - End of Period	$44.68	$17.62	$44.68	$17.62